                                                                   DRAFT 5/30/97




                        IRIDIUM WORLD COMMUNICATIONS LTD.



                               (a Bermuda company)



                    2,000,000 Shares of Class A Common Stock




                        INTERNATIONAL PURCHASE AGREEMENT




Dated:  __________, 1997




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                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
INTERNATIONAL PURCHASE AGREEMENT                                                                             1

        SECTION 1.  Representations and Warranties                                                           4
                    (a) Representations and Warranties by the Company and Iridium                            4
                        (i)     Compliance with Registration Requirements                                    4
                        (ii)    Independent Accountants                                                      5
                        (iii)   Financial Statements                                                         5
                        (iv)    No Material Adverse Change in Business                                       6
                        (v)     Good Standing of the Company and Iridium                                     6
                        (vi)    No Significant Subsidiary                                                    6
                        (vii)   Capitalization                                                               6
                        (viii)  Authorization of Agreement                                                   7
                        (ix)    Authorization and Description of Securities                                  7
                        (x)     Absence of Defaults and Conflicts                                            8
                        (xi)    Absence of  Labor  Dispute                                                   9
                        (xii)   Absence of Proceedings                                                       9
                        (xiii)  Accuracy of Exhibits                                                         9
                        (xiv)   Possession of Intellectual Property                                          9
                        (xv)    Absence of Further Requirements                                              9
                        (xiv)   Possession Licenses and Permits                                             10
                        (xvii)  Title to Property                                                           10
                        (xviii) Compliance with Cuba Act                                                    11
                        (xix)   Investment Company Act                                                      11
                        (xx)    Environmental Laws                                                          11
                        (xxi)   Registration Rights                                                         11
                        (xxii)  Principal Agreements                                                        11


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
                        (xxiii) Governance Agreements                                                       12
                        (xxiv)  FCC License                                                                 13
                        (xxv)   Forward Looking Statements                                                  13
                        (xxvi)  Certain Descriptions                                                        13
                        (xxvii) Accounting Controls                                                         13
                    (b) Officer's Certificates                                                              14

        SECTION 2.  Sale and Delivery to International Managers; Closing                                    14
                    (a) Initial Securities                                                                  14
                    (b) Option Securities                                                                   14
                    (c) Payment                                                                             14
                    (d) Denominations; Registration                                                         15

        SECTION 3.  Covenants of the Company                                                                15
                    (a) Compliance with Securities Regulations and Commission Requests                      15
                    (b) Filing of Amendments                                                                16
                    (c) Delivery of Registration Statements                                                 16
                    (d) Delivery of Prospectuses                                                            16
                    (e) Continued Compliance with Securities Laws                                           17
                    (f) Blue Sky Qualifications                                                             17
                    (g) Rule 158                                                                            17
                    (h) Use of Proceeds                                                                     18
                    (i) Listing                                                                             18
                    (j) Restriction on Sale of Securities                                                   18
                    (k) Reporting Requirements                                                              18
                    (l) Compliance with NASD Rules                                                          18
                    [(m) Compliance with Rule 463                                                           19
                    (n) Exchange Agreement                                                                  19

        SECTION 4.  Covenants of Iridium                                                                    19


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
                    (a) Exchange Agreement                                                                  19
                    (b) Use of Proceeds                                                                     19

        SECTION 5.  Payment of Expenses                                                                     19
                    (a) Expenses                                                                            19
                    (b) Termination of Agreement                                                            20

        SECTION 6.  Conditions of International Managers' Obligations                                       20
                    (a) Effectiveness of Registration Statement                                             20
                    (b) Letter and Opinion of Counsel for Company and Iridium                               20
                    (c) Opinion of Bermuda Counsel for the Company                                          21
                    (d) Opinion of Regulatory Counsel for Motorola Satellite Communications, Inc.           21
                    (e) Opinion of Assistant Secretary of the Company and General Counsel of Iridium        21
                    (f) Opinion of Counsel for International Managers                                       21
                    (g) Opinion of Regulatory Counsel for the International Managers                        21
                    (h) Officers' Certificate                                                               22
                    (i) Accountant's Comfort Letter                                                         22
                    (j) Bring-down Comfort Letter                                                           22
                    (k) Approval of Listing                                                                 22
                    (l) No Objection                                                                        22
                    (m) Motorola Certificate                                                                22
                    (n) Purchase of Initial U.S. Securities                                                 23
                    (o) Conditions to Purchase of International Option Securities                           23
                    (p) Transactions                                                                        24
                    (q) Additional Documents                                                                24
                    (r) Termination of Agreement                                                            24
                    (s) Lock-up Agreements                                                                  24

        SECTION 7.  Indemnification                                                                         24


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
                    (a) Indemnification of International Managers                                           24
                    (b) Indemnification of Company, Iridium, Directors and Officers                         26
                    (c) Actions against Parties; Notification                                               26
                    (d) Settlement without Consent if Failure to Reimburse                                  27
                    (e) Indemnification for Reserved Securities                                             27

        SECTION 8.  Contribution                                                                            27

        SECTION 9.  Representations, Warranties and Agreements to Survive Delivery                          29

        SECTION 10. Termination of Agreement                                                                29
                    (a) Termination; General                                                                29
                    (b) Liabilities                                                                         29

        SECTION 11. Default by One or More of the International Managers                                    29

        SECTION 12. Notices                                                                                 30

        SECTION 13. Parties                                                                                 30

        SECTION 14. GOVERNING LAW AND TIME                                                                  31

        SECTION 15. Effect of Headings                                                                      31


        SCHEDULES

             SCHEDULE A - LIST OF INTERNATIONAL MANAGERS ................................        SCH A-1
             SCHEDULE B - PRICING INFORMATION ...........................................        SCH B-1
             SCHEDULE C - PERSONS SUBJECT TO LOCK-UP ....................................        SCH C-1

        EXHIBITS
             EXHIBIT A-1 - FORM OF OPINION OF COMPANY'S AND IRIDIUM'S COUNSEL ...........            A-1
             EXHIBIT A-2 - FORM OF OPINION OF COMPANY'S BERMUDA COUNSEL .................            A-4
             EXHIBIT A-3 - FORM OF OPINION OF REGULATORY COUNSEL


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
                           MOTOROLA SATELLITE COMMUNICATIONS, INC .......................            A-7
             EXHIBIT A-4 - FORM OF OPINION OF ASSISTANT SECRETARY AND GENERAL COUNSEL ...            A-8
             EXHIBIT B - FORM OF OPINION OF COUNSEL TO U.S. UNDERWRITERS ................            B-1
             EXHIBIT C - FORM OF MOTOROLA CERTIFICATE ...................................            C-1
             EXHIBIT D - FORM OF LOCK-UP AGREEMENT ......................................            D-1

                                                           Draft of May 30, 1997



                        IRIDIUM WORLD COMMUNICATIONS LTD.

                               (a Bermuda company)

                    2,000,000 Shares of Class A Common Stock
                           (Par Value $.01 Per Share)

INTERNATIONAL PURCHASE AGREEMENT

                                                          Dated: _________, 1997

MERRILL LYNCH INTERNATIONAL
Donaldson, Lufkin & Jenrette
Securities Corporation
Goldman Sachs International
  as Lead Manager(s) of the several International Managers
c/o  Merrill Lynch International
20 Farringdon Road
London ECIM 3NH
England

Ladies and Gentlemen:

     Each of Iridium World Communications Ltd., a Bermuda company (the "Company") and Iridium LLC, a Delaware limited liability company ("Iridium"), confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, Donaldson, Lufkin & Jenrette Securities Corporation and Goldman Sachs International are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional shares of Class A Common Stock to cover over-allotments, if any. The aforesaid 2,000,000 shares of Class A Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 300,000 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."




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     It is understood that each of the Company and Iridium is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 8,000,000 shares of Class A Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 1,200,000 additional shares of Class A Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities."

     The Underwriters are concurrently entering into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

     The Company and the U.S. Underwriters have agreed that up to 1,000,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to eligible employees of the Company and Iridium and persons having business relationships with Iridium as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees of the Company and Iridium and persons having business relationships with Iridium by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby. Offers and sales of Reserved Securities to eligible employees of the Company and Iridium and persons having business relationships with Iridium in the Province of Canada will be effected by the U.S. Underwriters or their affiliates at the request of and as agent of the Company pursuant to prospectus exemption available in Quebec.

     The Company and Iridium have entered into (i) an Interest Exchange Agreement (the "Exchange Agreement"), (ii) a 1997 Subscription Agreement (the "1997 Subscription Agreement"),

(iii) a Share Issuance Agreement (the "Share Issuance Agreement") and (iv) a Management Services Agreement (the "Management Services Agreement" and, collectively with the Exchange Agreement, the 1997 Subscription Agreement, the Share Issuance Agreement and the LLC Agreement (as defined below), the "Governance Agreements"). On or prior to Closing Time (as defined below), (A) pursuant to an amendment to the LLC Agreement, each Class 1 Membership Interest in Iridium (each a "Class 1 Interest") shall be subdivided into 75 Class 1 Interests and each warrant an option to purchase Class 1 Interest, and the conversion price of each limited liability company interest in Iridium that is or may become convertible into or exchangeable for Class 1 Interests, shall be adjusted accordingly, (B) Iridium shall issue and sell to the Company and the Company shall purchase from Iridium Class 1 Interests under the 1997 Subscription Agreement with the proceeds from the issuance and sale of the Securities as contemplated by this Agreement, the International Purchase Agreement and the Registration Statement (as defined below) and (C) the Company shall be admitted as a member of Iridium (collectively, the "Transactions").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-23419) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective
(a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated May


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9, 1997 and preliminary U.S. Prospectus dated May 9, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").




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 .
         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company and Iridium. Each of the Company and Iridium jointly and severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or Iridium, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to

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         EDGAR, except to the extent permitted by Regulation S-T. The representations and warranties in this subsection (a)(i) shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the International Manager expressly for use in the Registration Statement or the International Prospectus.

                  (ii) Independent Accountants. The accountants who certified the financial statement and the consolidated financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statement and the consolidated financial statements included in the Registration Statement and the Prospectuses, together with the related notes, present fairly the financial position of the Company, Iridium, Iridium's predecessor and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity, members' equity and cash flows of the Company, Iridium, Iridium's predecessor and their respective consolidated subsidiaries for the periods specified; said financial statement and the consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except in the case of the interim financial statements, for the absence of complete footnote disclosure and customary year-end adjustments. The selected financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statement and the consolidated financial statements included in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except for the matters disclosed in the Registration Statement, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or Iridium, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or Iridium, other than those in the ordinary course of business, which are material with respect to the Company or Iridium and
         (C) except for quarterly, in-kind dividends on the Series A Class 2 Interests in Iridium (the "Series A Interests") in amounts per Series A Interest that are consistent with the terms of the Series A Interests and the Limited Liability Company Agreement of Iridium LLC, dated as of July 29, 1996, as amended as of the date hereof (the "LLC Agreement"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or Iridium on any class or series of its limited liability company interests (its "Interests").

                  (v) Good Standing of the Company and Iridium. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has all requisite power and authority to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company has been duly qualified as a foreign company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  Iridium has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and Iridium has been duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) No Significant Subsidiary Neither the Company nor Iridium has any "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company are as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization--The Company." The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  The authorized, issued and outstanding Interests of Iridium are as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization--Iridium." The issued and outstanding Interests of Iridium have been duly authorized and validly issued and are fully paid and non-assessable (except as disclosed in the Registration Statement under the caption "Description of Iridium LLC Limited Liability Company Agreement--Limitations on Liability"); none of the outstanding Interests of Iridium was issued in violation of the preemptive or other similar rights of any member of Iridium. Pursuant to the LLC Agreement, and in accordance with the Delaware Limited Liability Company Act (the "Delaware Act"), the Company has waived the limitation on liability contained in the Delaware Act, provided that the Company has no liability to any person, including Iridium, for any debt, obligation or liability of Iridium until all of the assets and capital of Iridium have first been exhausted in satisfaction thereof.

                  (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by each of the Company and Iridium.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S.

         Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Class A Common Stock will conform in all material respects to the descriptions thereof contained in the Prospectuses; upon full payment of the consideration therefor no, holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  The Class 1 Interests to be purchased by the Company from Iridium have been duly authorized for issuance and sale to the Company pursuant to the 1997 Subscription Agreement and, when issued and delivered by Iridium pursuant to the 1997 Subscription Agreement against payment of the consideration set forth therein, will be validly issued, and (except as set forth in Section 2.09 of the LLC Agreement) fully paid and non-assessable; such Class 1 Interests will conform in all material respects to the descriptions thereof contained in the Prospectuses and such descriptions conform to the rights set forth in the instruments defining the same (except as disclosed in the Prospectuses under the caption "Description of Iridium LLC Limited Liability Company Agreement--Limitations on Liability"); except as described in the Prospectuses under the caption "Description of Iridium LLC Limited Liability Company Agreement--Limitations on Liability," no holder of such Class 1 Interests will be subject to personal liability by reason of being such a holder; and the issuance of the Class 1 Interests pursuant to the 1997 Subscription Agreement is not subject to the preemptive or other similar rights of any member of Iridium. Pursuant to the LLC Agreement, and in accordance with the Delaware Act, the Company has waived the limitation on liability contained in the Delaware Act, provided that the Company has no liability to any person, including Iridium, for any debt, obligation or liability of Iridium until all of the assets and capital of Iridium have first been exhausted in satisfaction thereof.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor Iridium is in violation of its memorandum of association or bye-laws, certificate of formation or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement (including the Governance Agreements) or instrument to which the Company or Iridium is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or Iridium is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement, the Governance Agreements and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and by the Transactions and compliance by each of the Company and Iridium with its obligations under this Agreement, the U.S. Purchase Agreement and the Governance Agreements have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or

         Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Iridium pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum of association, bye-laws, certificate of formation or limited liability company agreement of the Company or Iridium or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or Iridium or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Iridium.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the company or Iridium exists or, to the knowledge of the Company or Iridium, is imminent.

                  (xii) Absence of Proceedings. Except for matters which are described in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Iridium, threatened, against or affecting the Company or Iridium, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the Transactions or the performance, if determined adversely to the Company or Iridium, of its obligations hereunder or thereunder; all pending legal or governmental proceedings to which the Company or Iridium is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. Except as described in the Registration Statement or as would not have a Material Adverse Effect, Iridium owns or possesses or reasonably believes it can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, but excluding any required regulatory licenses or approvals), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") or that it can contract on reasonable terms with third parties who can acquire the Intellectual Property necessary to carry on the business now operated by Iridium or described in the Registration Statement, and neither the Company nor Iridium has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual

         Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or Iridium, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or Iridium of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement or by the Transactions except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (xvi) Possession of Licenses and Permits. Except as disclosed in the Registration Statement or as would not have a Material Adverse Effect, (i) Iridium possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by Iridium and (ii) Iridium is in compliance with the current terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor Iridium has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. This representation does not extend to Governmental Licenses required for Iridium to conduct its business as proposed to be conducted, most of which have not been obtained.

                  (xvii) Title to Property. The Company owns no real property. Iridium has good and marketable title to all real property it owns; and the Company and Iridium have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement or (b) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and Iridium, considered as one enterprise, and under which the Company and Iridium hold properties described in the Prospectuses, are in full force and effect, and neither the Company nor Iridium has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or Iridium under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or Iridium to the continued possession of the leased or subleased premises under any such lease or sublease except such as would not reasonably be expected to have a Material Adverse Effect.

                  (xviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xix) Investment Company Act. The Company believes that it is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor Iridium is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) Iridium has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Iridium and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or Iridium relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or, except as set forth in the Registration Statement, otherwise registered by the Company under the 1933 Act.

                  (xxii) Principal Agreements. Except as disclosed in the Registration Statement and except as would not reasonably be expected to have a Material Adverse Effect, to the best of the Company's and Iridium's knowledge, none of the parties to (i) the Gateway Authorization Agreements (as defined in the Prospectuses), (ii) the Space System Contract (as defined in the Prospectuses), (iii) the Operations and Maintenance Contract (as defined in the Prospectuses),
         (iv) the Iridium Business Support System Contract with Andersen

         Consulting (the "IBSS Contract"), (v) the Terrestrial Network Development Contract (as defined in the Prospectus), and (vi) the Support Agreement between Iridium and Motorola (the "Support Agreement") (collectively, the foregoing are herein called the "Principal Agreements"), is in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained therein. Each of the Principal Agreements that the Company has delivered to the International Managers is a true and correct copy, and there have been no additional amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto. Iridium has duly and validly authorized, executed and delivered each of the Principal Agreements to which it is a party and, to the best of the Company's and Iridium's knowledge, the other parties to each of the Principal Agreements have duly and validly executed and delivered each of the Principal Agreements and, assuming such authorization, execution and delivery by such other parties, each of the Principal Agreements is a legally valid and binding agreement of Iridium, enforceable against Iridium in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided that no representation or warranty is made with respect to any provision of such agreement purporting to require indemnification of, or contribution to, the liability losses, damages or claims of any person to the extent that such provision may be limited by applicable laws.

                  (xxiii) Governance Agreements. Neither the Company nor Iridium, nor to the best knowledge of the Company and Iridium, any other party to any of the Governance Agreements, is in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained in any of the Governance Agreements. Each of the Governance Agreements that the Company has delivered to the International Managers is a true and correct copy, and there have been no additional amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto. Each of the Company and Iridium has duly and validly executed and delivered each of the Governance Agreements and, to the best of the Company's and Iridium's knowledge, the other parties to each of the Governance Agreements have duly and validly authorized, executed and delivered each of the Governance Agreements and, assuming such authorization, execution and delivery by such other parties, each of the Governance Agreements is a legally valid and binding agreement of the Company and Iridium, enforceable against the Company and Iridium in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided that no representation or warranty is made with respect to any provision of such agreement purporting to require indemnification of, or contribution to, the liability losses, damages or claims of any person to the extent that such provision may be limited by applicable laws.

                  (xxiv) FCC License. The Federal Communications Commission (the "FCC") has authorized Motorola, Inc. (Motorola, Inc. together with its subsidiaries, "Motorola") to construct a mobile satellite system capable of operating in the 1616 to 1626.5 MHz frequency bands, consistent with the technical specifications set forth in its application, as modified, the FCC's rules and the conditions set forth in the FCC's Order and Authorization

         (DA 95-131, released January 31, 1995, DA 95-372, released February 28, 1995, FCC 96-279, released June 27, 1996, DA 96-1789, released October 30, 1996).

                  (xxv) Forward Looking Statements. The statements (including the assumptions described therein) included in the Registration Statement and the Prospectuses relating to Iridium's operations, expected markets, size of expected addressable markets for mobile satellite services, expected technical capabilities, expected funding needs, expected financing sources, expected pricing, expected launch schedule, expected commercial operations schedule, the estimate of the last year in which Iridium will have negative cash flow and a net increase in year-end borrowings and expected future regulatory approvals as well as information concerning expected characteristics of competing systems and expected actions of third parties such as equipment suppliers, gateway operators, service providers and roaming partners were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

                  (xxvi) Certain Descriptions. The statements set forth in the Prospectuses under the captions "Governance of the Company and Relationship with Iridium," "Description of Capital Stock" and "Description of Iridium LLC Limited Liability Company Agreement," insofar as they purport to constitute a summary of the terms of the Class A Common Stock and the Interests, as the case may be, and to describe the provisions of the laws and documents referred to therein, and under the captions "Risk Factors--Risks Associated with Licensing and Spectrum Allocation," "Risk Factors--Risks Associated with Principal Supply Contracts," "Principal Contracts for the Development of the Iridium System," "Certain Relationships and Related Transactions," "Tax Considerations" and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                  (xxvii) Accounting Controls. The Company and Iridium maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (b) Officers' Certificates. Any certificate signed by any officer of the Company or Iridium delivered to the Global Coordinator, the Lead Manager(s) or to counsel for the International Managers shall be deemed a representation and warranty by the Company and Iridium to each International Manager as to the matters covered thereby but no personal liability therefor shall attach to the officer providing any such certificate.

         SECTION 2. Sale and Delivery to International Managers; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 11 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 300,000 shares of Class A Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company and Iridium setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sullivan & Cromwell, 1701 Pennsylvania Avenue, NW, Washington, DC, 20006, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Manager(s) for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Manager(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object promptly after it receives copies thereof.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Manager(s) and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Manager(s), without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. Subject to paragraph (e), the Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time during the nine month period immediately following the time of issue of the U.S. Prospectus a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request. In case any U.S. Underwriter is required to deliver a prospectus in connection with the sale of U.S. Securities at any time nine months or more after the time of issue of the U.S. Prospectus, upon request of the U.S. Underwriters but at the expense of such U.S. Underwriters, the Company agrees to prepare and deliver to such U.S. Underwriters as many copies as the U.S. Underwriters may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the 1933 Act.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation or other governmental fees and charges in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds". The Company shall take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the 1940 Act and the rules and regulations thereunder; provided that the Company is not able to control the occurrence of a "Company Change in Control" or "Reduction in Interest" as such terms are defined in the LLC Agreement.

         (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder or under the U.S. Purchase Agreement, the Company's Global Ownership Program or the Iridium LLC Share Option Plan, each as described in the Prospectuses. In addition, the foregoing restriction shall not apply to the issuance of warrants in connection with any offering of debt securities of the Company; provided, (i) such warrants have a per share exercise price not lower than the average of the closing bid and asking price of the Class A Common Stock on the Nasdaq National Market on the date of issuance and
(ii) such warrants are not exercisable earlier than 180 days from the date hereof.

         (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         (n) Exchange Agreement. During a period of 180 days from the date of the Prospectuses, the Company will not enter into any amendment to, or waive the application of any provision of, the Exchange Agreement or take any action that would have any effect similar to the foregoing, in each case if the effect thereof is to permit exchanges of Class 1 Interests for Class A Stock during such 180-day period.


         SECTION 4. Covenants of Iridium.
Iridium covenants and agrees with each International Manager as follows:

         (a) Exchange Agreement. During a period of 180 days from the date of the Prospectuses, Iridium will not enter into any amendment to, or waive the application of any provision of, the Exchange Agreement or take any action that would have any effect similar to the foregoing.

         (b) Use of Proceeds. Iridium shall apply the proceeds of the sale of its Class 1 Interests to the Company substantially as set forth in the Prospectuses.

         SECTION 5. Payment of Expenses. (a) Expenses. Iridium will pay all expenses incident to the performance of the obligations of Iridium and the Company under this Agreement, including

(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's and Iridium's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by Iridium for sale to employees and others having a business relationship with Iridium. It is understood, however, that except as provided in this Section,
Section 7 and Section 8, the International Managers will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any of the securities and any advertising expenses connected with any offers they make.

         (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, Iridium shall reimburse the International Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         SECTION 6. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and Iridium contained in Section 1 hereof or in certificates of any officer of the Company or Iridium delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A

Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Letter and Opinion of Counsel for the Company and Iridium. At Closing Time, the Lead Managers shall have received the favorable opinion and letter, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Company and Iridium, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letters for each of the other International Managers to the effect set forth in Exhibit A-1 hereto.

         (c) Opinion of Bermuda Counsel for the Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Conyers Dill & Pearman, Bermuda counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-2 hereto.

         (d) Opinion of Regulatory Counsel for Motorola. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Steptoe & Johnson LLP, regulatory counsel for Motorola Satellite Communications, Inc. as FCC license holder, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-3 hereto.

         (e) Opinion of Assistant Secretary of the Company and General Counsel of Iridium. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of F. Thomas Tuttle, Esq., Assistant Secretary of the Company and General Counsel of Iridium, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-4 hereto.

         (f) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i) and (iv) of Exhibit A-1 hereto and to the effect set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the Delaware Act, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and Iridium and certificates of public officials.

         (g) Opinion of Regulatory Counsel for the International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Goldberg, Godles, Wiener & Wright, regulatory counsel for the International Managers together with signed or reproduced copies of such letter for each of the other International Managers to such effect as the International Managers may reasonably request.

         (h) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or Iridium, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of each of the Company and Iridium and of the chief financial or chief accounting officer of each of the Company and Iridium, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company or Iridium, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (i) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (j) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section (updated to include the final Prospectuses), except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (k) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

         (l) No Objection. At or prior to Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (m) Motorola Certificate. At Closing Time, the Lead Managers shall have received a certificate, dated as of Closing Time, of the President or a Vice President of Motorola, Inc., in form and substance satisfactory to counsel for the International Managers, as to the accuracy of the statements attributed to Motorola in the Prospectuses, and to such other matters relating to Motorola as counsel for the International Managers may reasonably request (a draft of such certificate is attached as Exhibit C hereto).

         (n) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

         (o) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and Iridium contained herein and the statements in any certificates furnished by the Company or Iridium hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (i) Officers' Certificates. A certificate, dated such Date of Delivery, of the President or a Vice President of each of the Company and Iridium and of the chief financial or chief accounting officer of each of the Company and Iridium confirming that the certificate or certificates delivered at Closing Time pursuant to Section 6(h) hereof remain true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for the Company and Iridium. The favorable opinion of each of Sullivan & Cromwell, counsel for the Company and Iridium, Conyers Dill & Pearman, Bermuda counsel for the Company, Steptoe & Johnson LLP, regulatory counsel for Motorola Satellite Communications, Inc. as FCC license holder, and F. Thomas Tuttle, Assistant Secretary of the Company and General Counsel of Iridium, each in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 6(b), 6(c), 6(d) and 6(e) hereof, respectively.

                  (iii) Opinion of Counsel for International Managers. The favorable opinion of each of Fried, Frank, Harris, Shriver & Jacobson, counsel for the International Managers and Goldberg, Godles, Wiener & Wright, regulatory counsel for the International Managers, each dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 6(f) and 6(g) hereof, respectively.

                  (iv) Bring-down Comfort Letter. A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 6(j) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (v) Motorola Certificate. A certificate, dated such Date of Delivery, of the president or a vice president of Motorola, Inc. confirming that the certificate delivered at Closing Time pursuant to 6(m) hereof remains true and correct as of such Date of Delivery.

         (p) Transactions. At or prior to Closing Time, the Transactions shall have been duly and validly effected and all corporate proceedings and legal matters incident to the Transactions shall be satisfactory to counsel for the International Managers.

         (q) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

         (r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         (s) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons specified on Schedule C hereto.

         SECTION 7.  Indemnification.

         (a) Indemnification of International Managers. Each of the Company and Iridium agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Argentina, Brazil, Canada, Hong Kong, Indonesia, Japan, Korea, the

         United Kingdom and Venezuela in connection with the reservation and sale of the Reserved Securities to eligible employees of the Company and Iridium and persons having business relationships with Iridium or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading; (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company and Iridium; and

                  (iii) against any and all expense whatsoever, as incurred (including subject to Section 7(c) hereof the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and provided, further, that neither Iridium nor the Company will be liable to an International Manager with respect to any preliminary prospectus to the extent that Iridium or the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such International Manager in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such International Manager failed to send or give, at or prior to Closing Time, a copy of the International Prospectus as then amended or supplemented if the Company has previously furnished copies thereof (sufficiently in advance of Closing Time to allow for distribution by Closing Time) to the International Manager and the loss, liability, claim, damage or expense of such International Manager resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the International Prospectus as, if applicable, amended or supplemented prior to Closing Time.

         (b) Indemnification of Company, Iridium, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company and Iridium, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or Iridium within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company and Iridium. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) or Section 7(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, each of the Company and Iridium jointly and severally agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the failure of eligible employees of the Company and Iridium and persons having business relationships with Iridium to pay for and accept delivery of Reserved Securities following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase and (ii) the violation of any securities laws of foreign jurisdictions in connection with any offer and/or sale of Reserved Securities (including, without limitation, all regulations governing Merrill Lynch in its capacity as "authorized person" under the Financial Services Act in the United Kingdom).

         SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Iridium on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and Iridium on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and Iridium on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company and Iridium on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and Iridium or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(a)(ii)(A) hereof.

         The Company, Iridium and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Managers has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an International Managers within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company or Iridium, each officer of the Company or Iridium who signed the Registration Statement, and each person, if any, who controls the Company or Iridium within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or Iridium submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or Iridium, and shall survive delivery of the Securities to the International Managers.

         SECTION 10. Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and Iridium considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market or Bermuda, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         SECTION 11. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 11.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of _____________; notices to the Company shall be directed to it at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, attention of the Secretary (with a copy to Iridium); and notices to Iridium shall be directed to it at 1401H Street, N.W., Washington D.C. 20005, attention of General Counsel.

         SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company and Iridium and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and Iridium and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and Iridium and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                         Very truly yours,

                                         IRIDIUM WORLD COMMUNICATIONS LTD.


                                         By
                                              Name:
                                              Title:


                                         IRIDIUM LLC


                                         By
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN SACHS INTERNATIONAL

By: MERRILL LYNCH INTERNATIONAL


By_________________________________________
     Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A

                                                                                                   Number of
                                                                                             Initial International
                                                                                                   Securities
Name of International Manager                                                                      ----------
-----------------------------
Merrill Lynch International ..........................................
Donaldson, Lufkin & Jenrette Securities Corporation ..................
Goldman Sachs International ..........................................








                                                                                                   ---------
Total ................................................................                             2,000,000
                                                                                                   =========

                                   SCHEDULE B
                        Iridium World Communications Ltd.

                    2,000,000 Shares of Class A Common Stock
                           (Par Value $.01 Per Share)





         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $____________.

         2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $____________, being an amount equal to the initial public offering price set forth above less $____________ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                   SCHEDULE C
                          List of persons and entities
                               subject to lock-up

         Robert W. Kinzie
         Edward F. Staiano
         Leo Mondale

                                                                     Exhibit A-1

               FORM OF OPINION OF COMPANY'S AND IRIDIUM'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 6(b)

                  (i) Iridium has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement, the International Purchase Agreement and the 1997 Governance Agreements.

                  (ii) Iridium has been duly qualified as a foreign limited liability company to transact business and is in good standing under the laws of each jurisdiction set forth in an officer's certificate delivered to you on the Closing Date specifying the jurisdictions in which Iridium owns or leases properties or conducts any business (such counsel shall have no responsibility for the matters set forth in such officer's certificate and such counsel shall be entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of Iridium).

                  (iii) The LLC Agreement provides for the issuance of up to 250,000,000 Class 1 Interests, 50,000 Series M Class 2 Interests and 300,000 additional Class 2 Interests, of which ______, ______ and ______ have been authorized for issuance. The outstanding limited liability company interests of Iridium (i) are shown as outstanding under "Actual" in the Prospectus under the caption "Capitalization-Iridium" (ii) have been duly authorized and validly issued and are fully paid and non-assessable.

                  (iv) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by Iridium.

                  (v) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or Iridium under the Federal laws of the United States, the laws of the State of New York and the Limited Liability Company Act of the State of Delaware for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made; provided, however, that, for purposes of this clause (v), such counsel shall express no opinion with respect to Federal or state communications laws.

                  (vi) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement, the 1997 Subscription Agreement and the consummation of the transactions herein and therein contemplated (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") do not and will not (i) violate, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Principal Agreements nor will such action result in any violation of the provisions of the certificate of formation or limited liability company agreement of Iridium or (ii) violate any Federal law of the United States or the laws of the


                                      A-1-

         State of New York or the Limited Liability Company Act of the State of Delaware, in each case applicable to Iridium; provided, however, that, for purposes of this paragraph (vi), such counsel shall express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws or communications laws; provided, further, that such counsel shall express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or with respect to any provision of such agreements purporting to require indemnification of, or contribution to, the losses, damages, claims, expenses or liability of any person.

                  (vii) The Company is not, and upon the issuance and sale of the Securities as contemplated in the Purchase Agreements and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" as such term is defined in the 1940 Act.

                  Such counsel shall also furnish you with a letter to the effect that as counsel to the Company and Iridium, they reviewed the Registration Statement and the Prospectuses, participated in discussions with representatives of the Underwriters, the Company, Iridium and their accountants, Motorola and the Company's Bermuda counsel and advised the Company and Iridium as to the requirements of the 1933 Act and the applicable rules and regulations thereunder; between the effectiveness of the registration statement and Closing Time, such counsel participated in further discussions with representatives of the Underwriters, the Company, Iridium and their accountants, and Motorola, in which the contents of certain portions of the Prospectuses and related matters were discussed, and reviewed certain documents filed by the Company with the Commission, certificates of certain officers of the Company, an opinion addressed to the Underwriters from Steptoe & Johnson and a letter from the Company's and Iridium's independent accountants; on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law and the experience such counsel has gained through their practice under the 1933 Act, such counsel will confirm to you that in such counsel's opinion, the Registration Statement, as of its effective date, and the Prospectuses, as of the date of the Prospectuses, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that the Registration Statement, as of its effective date, and the Prospectuses, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectuses, as of the date of the Prospectuses contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading; also, nothing that has come to such counsel's attention in the course of the procedures described in the second clause of this paragraph has caused such counsel to believe that the Prospectuses, as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; in addition, such counsel shall state that such counsel does not know of any litigation or any


                                      A-2-
         governmental proceeding instituted or threatened against the Company or Iridium that would be required to be disclosed in the Prospectuses and is not so disclosed and that such counsel does not know of any documents that would be required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectuses and are not so summarized; such counsel shall state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses except for those made under the captions "Risk Factors-Risks Associated with Principal Supply Contracts," "Risk Factors - Risk of Loss of Management Rights Upon Change of Control," "Risk Factors - Risks Related to the Investment Company Act of 1940," "Risk Factors - Tax Consequences Related to Passive Foreign Investment Companies," "Principal Contracts for the Development of the Iridium System," "Governance of the Company and Relationship with Iridium," "Description of Iridium LLC Limited Liability Company Agreement" and "Tax Considerations,", in the Prospectuses insofar as they relate to provisions of law or documents therein described; also, such counsel need express no opinion or belief as to (i) the financial statements or other financial data contained in the Registration Statement or the Prospectuses (including any financial projections) and (ii) the description of statutes, regulations, proceedings or matters referred to in Section 6(d) of the Purchase Agreement.

                  In rendering such opinion and letter, such counsel shall state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the Limited Liability Company Act of the State of Delaware. In rendering such opinion, such counsel may (A) rely as to matters involving the application of the laws of Bermuda, upon the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company (which opinion shall be dated and furnished to the U.S. Representatives at Closing Time, shall be satisfactory in form and substance to counsel for the U.S. Underwriters and shall expressly state that the U.S. Underwriters may rely on such opinion as if it were addressed to them), provided that Sullivan & Cromwell shall state in their opinion that they believe that they and the U.S. Underwriters are justified in relying upon such opinion, and (B) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on information obtained from public officials or certificates of responsible officers of Iridium and the Company and other sources believed by such counsel to be responsible and (C) assume that the signatures on all documents examined by such counsel are genuine (which assumption such counsel need not independently verify).




                                      A-3-

                                                                     Exhibit A-2

                      FORM OF OPINION OF COMPANY'S BERMUDA
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 6(c)

1. The Company has been duly incorporated and is validly existing as an exempted company under the laws of Bermuda and is in good standing (meaning that it has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax the failure of which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda.

2. The Company has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business as described in the Registration Statement and the Prospectuses.

3. Based solely upon the Certified Register, the minutes, resolutions, memorandum of association and bye-laws of the Company which we have examined, the authorized capitalisation of the Company as of [ ] 1997 is as set forth in the column entitled "Actual" under "Capitalization-the Company" in the Prospectus and all shares of the Company's issued and outstanding Common Stock requiring authorization for issuance by the Company's Board of Directors have been duly authorised and, to such counsel's knowledge after due inquiry, are validly issued, fully paid and non-assessable (which term when used herein shall mean no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and conform as to legal matters to the description thereof contained in the Prospectus.

4. The shares of Common Stock to be purchased by the U.S. and the International Managers from the Company pursuant to the Purchase Agreements, and the shares of Common Stock issuable upon exercise of options granted to the U.S. Underwriters and the International Managers to cover over-allotments, if any, have been duly authorised for issuance and sale and upon issuance and delivery by the Company in accordance with the terms of such Purchase Agreement against payment in full of the consideration set forth in such Purchase Agreements will be duly and validly issued, fully paid and non-assessable and will not be issued in violation of the preemptive rights of any shareholders of the Company.

5. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents and the performance of the obligations therein set forth and the consummation of the transactions


                                      A-4-
     therein contemplated, will not result in a breach or violation of, or constitute a default under the Memorandum of Association, or Bye-laws or any of the other Documents, or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court in Bermuda the effect of any which breach, violation or default would have a material adverse effect on the Company.

6. The Company has taken all corporate action required to authorise its execution and delivery of the Documents and the performance of its obligations under the Documents in accordance with their respective terms. The Documents have been duly and validly authorised and executed by or on behalf of the Company and each constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms and upon delivery will be duly and validly delivered.

7. To the best of our knowledge, no order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution and delivery by the Company of the Documents, the performance and enforcement of its obligations thereunder or the conduct of its business as described in the Prospectus except that permission of the Bermuda Monetary Authority is required to the issue of the shares of Common Stock and such permission has been obtained. The issuance and sale of the shares of the Common Stock is in compliance with all applicable requirements in Bermuda.

8. It is not necessary or advisable, in order to ensure their enforceability in Bermuda, that the Documents be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

9. The Share Certificates evidencing the shares of Common Stock are in valid and proper legal form and conform with the requirements of Bermuda law.

10. Based solely on a search of the Cause Book of the Supreme Court of Bermuda conducted at 10:00 am on [ ], 1997 there are no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company, or which question the validly of the shares of Common Stock, the Documents, or of any action taken or to be taken by the Company pursuant to the Documents; and no such proceedings are known to us to be contemplated against the Company.

11. The statements in the Registration Statement under the caption "Risk Factors-Risk Associated with Incorporation under Bermuda law" and "Description of Capital Stocks"


                                      A-5-
     have been reviewed by us and insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licences, rules or regulations or legal conclusions of Bermuda, are correct in all material respects.




                                      A-6-

                                                                     Exhibit A-3

                    FORM OF OPINION OF REGULATORY COUNSEL TO
                 MOTOROLA SATELLITE COMMUNICATIONS, INC. AS FCC
                   LICENSE HOLDER TO BE DELIVERED PURSUANT TO
                                  SECTION 6(d)

                  (i) The information in the Prospectuses under "Risk Factors--Risks Associated with Licensing and Spectrum Allocation" and "Regulation of Iridium," accurately summarize in all material respects the status of all material FCC licenses, permits, approvals and other FCC authorizations granted to Motorola Satellite Communications, Inc. with respect to the provision of satellite services via the IRIDIUM System in the United States as described therein.

                  (ii) To the best of such counsel's knowledge, Motorola Satellite Communications, Inc.: (a) is in substantial compliance with the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder as they relate to the FCC licenses, permits, approvals and authorizations referred to in clause
         (i) above, and (b) has made all material filings, reports, applications and submissions required thereunder as they relate to the FCC licenses, permits, approvals and authorizations referred to in clause (i) above, except as indicated in the Registration Statement, which filings, reports, applications and submissions, to the best of such counsel's knowledge, are true, complete and correct in all material respects.

                  (iii) No consent, approval, authorization or order of the FCC is required to be obtained by Motorola Satellite Communications, Inc. in connection with the authorization, issuance, sale or delivery of the Securities by Iridium.

                  (iv) Nothing has come to such counsel's attention that has caused such counsel to believe that the descriptions relating solely to the allocation of spectrum in the United States to and the licensing of the Iridium System in the United States contained under the captions "Regulation of Iridium" and "Risk Factors--Risks Associated with Licensing and Spectrum Allocation" of the Registration Statement, contain any untrue statements of a material fact or omit to state a material fact necessary to make such descriptions not misleading.

                  (v) The FCC has authorized Motorola Satellite Communications, Inc. to construct a mobile satellite system capable of operating in the 1616-1626.5 MHz frequency bands, consistent with the technical specifications set forth in its application, as modified, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-131), released January 31, 1995, erratum (DA 95-372, released February 28, 1995), as affirmed by FCC 96-279, released June 27, 1996; Order and Authorization (DA 96-1789), released October 30, 1996; provided, however, that such authorizations are subject to modification, stay or revocation through appeals or reconsideration within the FCC or the courts.




                                      A-7-

                                                                     Exhibit A-4

                     FORM OF OPINION OF ASSISTANT SECRETARY
                  OF THE COMPANY AND GENERAL COUNSEL OF IRIDIUM
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 6(e)


                  (i) Except as described in the Prospectuses, the Company has not granted any outstanding options, warrants or commitments with respect to any shares of the capital stock of the Company, whether issued or unissued; except as described in the Prospectuses, Iridium has not granted any warrants, rights or options with respect to the limited liability company interests of Iridium.

                  (ii) The Governance Agreements have been duly authorized, executed and delivered by Iridium.

                  (iii) To the best of my knowledge, Iridium is not in violation of its Certificate of Formation or Limited Liability Company Agreement and no default by Iridium exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (iv) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement, the 1997 Subscription Agreement and the consummation of the transactions herein and therein contemplated (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under any contract, indenture, mortgage, deed of trust, loan or credit agreement, any other agreement or instrument, known to such counsel, to which the Company or Iridium is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or Iridium is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect).

                  (v) Except as described in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by Iridium under the 1933 Act.

                  (vi) Iridium has duly and validly authorized, executed and delivered each of the Principal Agreements to which it is a party and, assuming due authorization, execution and


                                      A-8-
         delivery by the other parties to the Principal Agreements, each of the Principal Agreements is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles or with respect to any provision of such agreements purporting to require indemnification of, or contribution to, the losses, damages, claims, expenses or liability of any person.

                  (vii) Each of the Company and Iridium has duly and validly authorized, executed and delivered each of the Governance Agreements and, assuming due authorization, execution and delivery by the other parties to the Governance Agreements, each of the Governance Agreements is a legally valid and binding agreement of the Company and Iridium, enforceable against the Company and Iridium in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (viii) Except as disclosed in the Registration Statement, to the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or Iridium is a party, or to which the property of the Company or Iridium is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement or the 1997 Subscription Agreement or the performance by the Company or Iridium of their obligations thereunder or the consummation of the Transactions.

                  In rendering such opinion, such counsel shall state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the Limited Liability Company Act of the State of Delaware. In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Bermuda, upon the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company (which opinion shall be dated and furnished to the U.S. Representatives at Closing Time, shall be satisfactory in form and substance to counsel for the U.S. Underwriters and shall expressly state that the U.S. Underwriters may rely on such opinion as if it were addressed to them), and (B), as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on information obtained from public officials or certificates of responsible officers of Iridium and the Company and other sources believed by such counsel to be responsible and (C) assume that the signatures on all documents examined by such counsel (other than those of officers or directors of Iridium or the Company) are genuine (which assumption such counsel need not independently verify).




                                      A-9-

                                                                       Exhibit B

                  Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




                                      B-1-

                                                                       Exhibit D

                                             ____________ , 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Donaldson, Lufkin & Jenrette
          Securities Corporation
Goldman, Sachs & Co.
   as U.S. Representatives of the several
   U.S. Underwriters to be named in the
   within-mentioned U.S. Purchase Agreement
   c/o   Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated(1)
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
Donaldson, Lufkin & Jenrette
         Securities Corporation
Goldman Sachs International
  as Lead Manager(s) of the several International Managers
c/o  Merrill Lynch International
20 Farringdon Road
London ECIM 3NH
England

         Re:      Proposed Public Offering by Iridium World Communications Ltd.

Dear Sirs:

         The undersigned, a stockholder of Iridium World Communications Ltd, a Bermuda company (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dondaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or


                                      D-1-
indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction is to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise.

                                        Very truly yours,



                                        Signature:________________________

                                        Print Name:_______________________




                                      D-2-